LEASE

This lease made this 18th day of SEPTEMBER 1998 by and between QUALITY DAIRY COMPANY a Michigan CORPORATION having its principal offices at 111 W. MT. HOPE AVE.. LANSING. MI 48190 hereinafter called "Landlord" and OPEN PLAN SYSTEMS. INC., a Virginia CORPORATION having its principal office at 4299 CAROLINA AVE., BLDG. C. RICHMOND, VA 23222, hereinaffer called "Tenant".

                                   WITNESSETH:

1. LEASED PREMISES - Landlord, in consideration of the rent to be paid and covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and the Tenant hereby rents from Landlord, those certain premises located at 2100 and 2110 S. WASHINGTON AVE. LANSING, MI 48910 which property is legally described as:

SEE  ATTACHED  EXHIBITS  A, B, AND C THAT ARE  INCLUDED  AND MADE A PART OF THIS
LEASE.

2. TERM - The term of this Lease shall commence on OCTOBER 1. 1998 at which time occupancy shall begin and shall be for TWO ( 2 ) year ending SEPTEMBER 30. 2000 at 12:00 midnight. Tenant shall have the option to continue and renew this lease under the following terms and conditions:

1) Tenant must notify Landlord ninety (90) days before the termination of this lease of its intention to exercise its option to renew the same.

2) The option to renew this lease shall be ONE (1) YEAR. OCTOBER 1. 2000 TO SEPTEMBER 30. 2001.

3. LEASE YEAR DEFINED - The term "lease year" as used herein shall be defined to mean a period of twelve (12) consecutive calendar months. The first lease year shall begin on the commencement date of the term of this Lease. Each succeeding lease year shall commence on the anniversary date of the first lease year.

4. MINIMUM ANNUAL RENT - Tenant shall pay the Landlord as minimum rent during the term of this lease the sum of ONE HUNDRED NINETY THREE THOUSAND THREE HUNDRED SIXTY EIGHT AND 00/100 ( $193.368.00 1 Dollars annually which is to be paid at the rate of SIXTEEN THOUSAND ONE HUNDRED FOURTEEN AND 00/100 ($16 114.00 ) Dollars monthly in advance on the first day of each month. This minimum rent is calculated at the rate of $2.65 per square feet for the 58.850 leaseable square feet and at the rate of $1.17 per so. ft. for the 32 100 sq. ft. basement.

      Tenant  shall pay                     -0- Security deposit
      Tenant  shall pay                     -0- Security deposit
      Tenant shall pay                      -0- Security deposit

5. COST OF LIVING ADJUSTMENT - On every anniversary of the beginning of the lease term, the monthly minimum rent as specified for the yearly period shall be adjusted, but not below the rent for the prior yearly period, to compensate for the loss of purchasing power of the United States of America Dollar during the preceding year. Increases shall be limited to $.085 per sq. ft. per year for main floor areas and $.03 per sq. ft. per year for the basement area.

6. USE OF PREMISES - Tenant shall use premises for STORAGE AND RECONDITIONING OF OFFICE FURNITURE AND OFFICES

Tenant shall conduct no other business from the premises. Tenant must notify Landlord in writing of any intended change in use at least thirty (30) days prior to such change in use and Tenant shall not make such change without Landlord's written permission which permission will not be unreasonably withheld. There shall be no storage of toxic substances within the leased area,


7. REPAIRS BY LANDLORD AT LEASE COMMENCEMENT'- Tenant-will inform Landlord in writing within thirty (30) days of commencement of the lease of any defects in the operation of the air, heat, electric and plumbing. Landlord will bring these systems into good operating condition within seven (7) days of receipt of Tenants written correspondence.

8. JANITORIAL - Tenant shall be liable for the removal of its trash, interior cleaning and cleaning of the exterior grounds within fifty (50) feel radius of the leased premises.

9. PARKING AREA - Tenant, its employees and agents shall restrict their parking of any vehicle only to that area designated by the Landlord for such parking.

10. SNOW REMOVAL - Landlord will hire an independent contractor to remove snow from the parking lot. Tenant will pay AS BILLED per incidence of such removal costs when billed by the Landlord. Sidewalk snow removal and deicing of sidewalks and parking lot shall be the responsibility of the Tenant.

11. REPAIR AND MAINTENANCE - Landlord agrees during the term of this Lease, at Landlord's cost and expense, to properly maintain and make necessary exterior walls, roof and structural portions of the leased premises. Tenant agrees to maintain and repair, ceilings, floor cover, wall finish, glass windows and doors, Heating, Ventilating, Air conditioning system rest rooms. Landlord agrees to maintain all utility connections from the exterior walls of the premises to the utility connections. Tenant agrees to maintain and repair all utility systems, pipes, lines, etc. on the interior of the leased premises at his own cost. Landlord agrees to maintain the parking lot surface and landscaping.

12. FIRE OR CASUALTY - If the leased premises shall be damaged or destroyed in whole or in part by fire, the elements or other casualty during the term hereof, Landlord shall, at its own cost and expense promptly repair and restore the entire leased property to a condition substantially equal to the condition of the lease property before the damage. The minimum rents, and all other changes shall abate from the date of such damage until the date thirty (30) days after the dale the Landlord shall have repaired and restored the leased premises as outlined.

In the event the Landlord has not completed the repairs and restoration of the leased premises within three (3) months after the date of the damage, the Tenant at its option, may cancel and terminate this Lease upon ten (10) days written notice.

13. CONDITION OF PREMISES - Tenant agrees to maintain the premises in the same condition as when received and will not allow any waste, misuse or neglect or should waste, misuse or neglect occur on the leased premise, that the responsibility therefore shall be that of the Lessee, unless damage occurs through the fault of the Lessor.

14. IMPROVEMENTS - Tenants may not alter, make improvements or change the property or its improvements, without the prior approval of Landlord.

15. CONDITION OF PREMISES UPON TERMINATION - At the expiration of this Lease Tenant will quit and surrender the leased premises in as good a condition as it was when entered into except for wear and tear.

16. UTILITIES AND TAXES - Tenant shall be responsible for the payment of all utility costs and personal property taxes. Landlord shall pay annual real estate taxes assessed against this property when due.

17. EMINENT DOMAIN - If the whole of the leased premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, then this Lease shall automatically terminate as of the date the title shall be taken. If any part of the leased premises shall be taken so that it interferes with the right of Tenant in carrying out its general business, then the tenant shall have the right to terminate this Lease upon thirty (30) days written notice to Landlord given within ninety (90) days after the date of such taking and upon termination the parties hereto shall be released from a all their respective obligations hereunder. Landlord shall be entitled to claim all damages and award for damages and all compensation for the diminution in value of the fee of the leased premises.

18. RE-RENTING - Tenant hereby agrees that for a period commencing sixty (60) days prior to the expiration of this Lease, Landlord may show the leased premises to prospective Tenants by giving 24 hours written notice to Tenant and only during normal business hours.

19. HOLDING OVER - In the event Tenant holds over after the expiration of the term of this Lease, including any extensions thereof, thereafter the tenancy will be deemed to be from month to month at the rents specified (prorated on a monthly basis) and shall otherwise be on the terms and conditions herein specified as applicable.

20. TENANT'S DEFAULT - Tenant shall be deemed in default for failing to timely pay the rent or other charges due hereunder. After seven (7) day written notice of these charges has been given. to Tenant and the allotted time for payment has lapsed and Tenant has failed to correct the default, Landlord shall be entitled to start eviction procedures for the removal of Tenant from the leased premises. Tenant shall be deemed to be in default of other provisions of this Lease if written notice of such violation has not been corrected within thirty (3) days of the date such written notice is given to Tenant.

21. RIGHT TO RE-ENTER - In the event any rent shall be due and unpaid, and such default shall not have been cured after written notice and within the time herein provided, or if the leased premises shall be abandoned, then it shall be lawful for Landlord, its certain attorney, representative or assigns, upon ten
(10) day written notice to Tenant, to either terminate this Lease or to lawfully re-enter into and repossess the leased premises and Tenant and each and every occupant to remove and put out.

22. ASSIGNMENT - Tenant may not assign this Lease or any interest in it without the prior written approval of Landlord, which approval will not be unreasonably withheld.

23. SUCCESSORS - All rights and liabilities herein given or imposed upon the parties hereto shall extend to and bind the heirs, executors, administrators, successors and assigns of the said parties.

24. NOTICE - Any notice, demand, request, or other instrument which may be or is required to be given under this lease shall be sent by United State Certified mail, return receipt requested, postage prepaid to the respective parties at the addresses given hereto in this Lease.

25. ARBITRATION - Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration administered by the American Arbitration association under its Commercial Arbitration rules, and judgment on the award rendered by the arbitrator(s) may be entered in the Ingham County, Michigan Circuit Court. This is intended to be statutory arbitration under MCL 600.5001, et. sea. MSA 27 A.5001, and MCR3.602.

26. JURY TRIAL - Landlord and Tenant knowingly, voluntarily, and intentionally waive trail by jury in any action to enforce this lease.

27-. ATTORNEY FEES - Each party shall pay their own respective legal fees.

28. INSURANCE REQUIREMENTS - Tenant shall keep in force throughout the Term: (a) A Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with limits of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000.00 products completed operations aggregate: (b) A Business Auto Liability insurance policy or policies covering owner, non-owned and hired vehicles with limits of not less than $1,000,000.00 per accident; (c) An insurance policy or policies protecting against liability under Worker's Compensation Laws with limits at least as required by statue; (d) An Employer's Liability insurance policy or policies with limits of $100,000.00 per accident, $500,000.00 disease policy limit, $100,000.00 disease - each employees: (e) All Risk or Special Form insurance coverage protecting Tenant against loss or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory, plate glass and other business personal property situated in or about the premises to the full replacement value of the property so insured loss of income.

29. PROOF OF INSURANCE - Each of the required policies shall (a) be provided at Tenant's expense; (b) name the Landlord Entities as additional insureds; (c) be issued by an insurance company authorized to transact business in Michigan and rated at Least "A Class Vll" by Best's Insurance Reports during the Term; and
9d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; and said policy or policies or certificates thereof shall be delivered to Landlord by Tenant upon the Actual Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

30. WAIVER OF SUBROGATION - Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party by only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

31. CONTRACTORS INSURANCE - Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and indude injuries to persons and damage to property arising in connection with such Work, without limitation, including liability arising under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

-4- 32. HOLD HARMLESS AGREEMENT - Tenant shall save the Landlord and its Agents harmless and indemnified from all loss, damage liability or expense incurred, suffered or claimed by any person by reason of Tenant's negligence or use of the lease premises or the building of which the leased premises are apart or anything herein, or the parking facilities on or adjacent thereto ... or by reason of any injury, loss, or damage to any person or property upon the leased premises not caused by negligence of the Landlord.

33. INDEMNIFICATION - None of the Landlord Entities shall be liable and Tenant hereby waves all claims against them for any damage to any property or any injury to any person in or about the Premises or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the premises not being in good condition or repair), except to the extent caused by or arising from the sole negligence of Landlord or its agents, employees contractors. Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims liability or costs (including court costs and attorney's fees) incurred by reason of; (a) any damage to any property (including but not limited to property of any Landlord
Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant, its agents, servants, employees, invitees, or visitors to meet any standards imposed by any duty with respect to the injury or damage;
(b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination. Landlord may charge Tenant for additional insurance costs related to the use or occupancy of the premises or from the failure of the Tenant to supply Landlord with the insurance and proper proof of insurance.

34. PARTIAL INVALIDITY - The invalidity or unenforceability of any provision of this Lease shall not effect or impair the validity of any other provision. The Lease shall be governed by the laws of the State of Michigan.

35. ENTIRE AGREEMENT - This Lease the Exhibits attached hereto, set forth all the covenants, promises, agreements, conditions and understandings of the parties hereto and there exist no other oral or written covenants, promises, agreements, conditions or understandings between them. No change or amendment to the Lease can be made or be binding unless it is in writing and signed by both parties.

36. ODOR CONTROL - Tenant agrees to effectively prevent odors from vaporized paints, solvents or other materials used in the restoration of office furniture or any other operations in the leased premises to contaminate the air space in any building area above, below or the sides of the leased premises. Tenant shall remove odors from its leased premises upon written notification by Landlord. It is mutually agreed that time is of the essence.

37. OFFICE AREA LIMITATION - Tenant shall limit its office space to 5,000 sq. ft. at 2110 S. Washington and to 800 sq. ft. existing office space at 2100 S. Washington Avenue. No further expansion of office space is allowed or contemplated with this lease.

38. TRUCK PARKING - Tenant shall not park trucks or trailers that are longer than 25 ft. overnight at any of the truck docks at 2100 S. Washington Avenue.

                                                                -5-

39. COMMON DOCKS - Use of two docks at 2100 and 2104 S. Washington shall be made available to Tenant. The dock area is not under lease of Tenant, it is a non-dedicated common use dock.

40. BASEMENT STORAGE - All storage of products in basement are on pallets or any other material raised two (2) inches or more off floor.

41. UTILITY ROOM - Landlord reserves a 3,200 sq. ft. area in the North-East corner of the basement of 2110 S. Washington for access to various utility connections.

42. PARKING for Tenant is described as follows:
      A. 55 employee parking spaces.
      B. 5 customer parking spaces
      C. 8 truck or trailer parking spaces.

43. EXTERIOR AREA USES - No storage or staging of materials in dock areas, raceway or elevator areas which are designated common areas by Landlord.

44. DUMPSTERS - Trash Containers may not be stored outside of leased premises unless approved in advance by Landlord.

45. SECURITY - Tenant shall secure all exterior doors to common areas and close and lock all fire doors in raceways (both floors) when not actively moving materials.

46. SUCCESSOR LEASE - This lease is intended to replace the Lease originally signed on August 8, 1993 between Quality Dairy Co. and Immaculate Eagle, Inc.

47. FLOOR REPAIR - Landlord shall promptly repair floors that need repair and are the responsibility of the Landlord to repair.

48. FORK TRUCK LOADS - Tenants fork trucks maximum loaded weight may not exceed 8,000 pounds. Tenant minimum tire size for three (3) existing fork trucks numbered 1, 2, and 3 in 4 1/2" wide by 13" in diameter. All new fork trucks shall have Pneumatic tires (either air or rubber filled) and have a tire size of 6" wide and 13" in diameter. Tenants use of fork trucks that contain wheel sizes smaller than the defined minimum sizes constitutes misuse of the premises. Tenant will then be responsible for repairs to the damaged building structures such as floors and floor supports.

IN WITNESS WHEREOF, Landlord and Tenant have signed their names and fixed their seals (if any) as of this day and year first above written.

In the Presence of:                                   Landlord

                                                      By:
                                                      /s/ Quality Dairy Inc.

/s/ Debra A. Dixon                                    Its:


                                                      Tenant By:
                                                      /s/ William F.  Crabtree